ATTACHMENTS FOR N-SAR SUB-ITEM 77M
08-31-04 FYE FUNDS FOR THE 09-01-04
PERIOD ENDED 2-19-05

On January 20, 2005 and February 3, 2005, as approved by a majority of shareholders of each series of J.P. Morgan Funds, J.P. Morgan
Institutional Funds, J.P. Morgan Mutual Fund Group,
J.P. Morgan Mutual Fund Select Group, J.P. Morgan
Mutual Fund Select Trust and J.P. Morgan Mutual
Fund Trust were reorganized into J.P. Morgan
Mutual Fund Series.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan Strategic Income Fund
(the Merging Fund), a series of J.P. Morgan
Mutual Fund Group, the Merging Fund merged into
JPMorgan Global Strategic Income Fund (the
Surviving Fund), a series of the J.P. Morgan
Institutional Funds (the Merger). After the
Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan U.S. Treasury Income
Fund (the Merging Fund), a series of J.P. Morgan
Mutual Fund Group, the Merging Fund merged into One
Group Government Bond Fund (the Surviving Fund), a series of the One Group Mutual Funds (the Merger).
After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan Bond Fund II
(the Merging Fund), a series of J.P. Morgan Mutual
Fund Select Group, the Merging Fund merged into One
Group Core Bond Fund (the Surviving Fund), a series of the One Group Mutual Funds (the Merger).
After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan Tax Free Income Fund
(the Merging Fund), a series of J.P. Morgan
Mutual Fund Select Trust, the Merging Fund merged into One Group Tax-Free Bond Fund (the Surviving Fund), a series of the One Group Mutual Funds
(the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving
Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

At the February 3, 2005 adjournment of the January 20, 2005 meeting, as approved by a majority of shareholders of JPMorgan Liquid Assets Money Market
Fund (the Merging Fund), a series of J.P. Morgan
Mutual Fund Trust, the Merging Fund merged into
One Group Prime Money Market Fund (the Surviving Fund), a series of the One Group Mutual Funds (the Merger).
After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

At the February 3, 2005 adjournment of the January 20, 2005 meeting, as approved by a majority of shareholders of JPMorgan Treasury Plus Money Market
Fund (the Merging Fund), a series of J.P. Morgan
Mutual Fund Trust, the Merging Fund merged into One
Group U.S. Treasury Securities Money Market Fund
(the Surviving Fund), a series of the One Group
Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging
Fund prior to the Merger.

At the February 3, 2005 adjournment of the January 20, 2005 meeting, as approved by a majority of shareholders of JPMorgan U.S.
Government Money Market Fund (the Merging Fund), a series of J.P. Morgan Mutual Fund Trust, the Merging Fund merged into One Group Government
Money Market Fund (the Surviving Fund), a series
\of the One Group Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.